FIRST AMENDMENT
                                       TO
                              SETTLEMENT AGREEMENT
                              ---------------------

     THIS FIRST AMENDMENT TO SETTLEMENT AGREEMENT (the "First Amendment") is made as of the _____day of July, 2002, by and between Stephen B. Wells ("Wells') and Twistee Treat Corporation, a Delaware corporation ("TTC").

                                    RECITALS

     WHEREAS, the parties hereto entered into a Settlement Agreement on May 16, 2002 (the "Settlement Agreement"); and

     WHEREAS,  the  parties  have  agreed  to  modify  and  amend the Settlement
Agreement  as  set  forth  below.

                                    AGREEMENT

     In consideration of the mutual promises, covenants and conditions contained herein, which the parties acknowledge to be sufficient, the parties agree as follows:

1) Of the $25,000.00 to be paid to Wells by TTC per the Settlement Agreement, the sum of $ 19,061.95 has been paid to date. Upon the execution of this First Amendment by the parties, TTC shall cause to be wired into the trust account of Stinson Morrison Hecker, LLP, the sum of $5,938.05 (the "Remaining Settlement Payment"), which sum shall be disbursed as set forth in Paragraph 3___, below.

6) 2) Upon the execution of this First Amendment, TTC shall deliver to Wells' counsel, a resolution by TTC's board of directors, in form satisfactory to Wells counsel, ratifying the Settlement Agreement and approving the First Amendment (the "authorizing Resolution"), which resolution shall be held by Wells counsel until the Remaining Settlement Payment is disbursed to Wells.

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3)  Within 2 business days of the execution of this First Amendment, Wells shall deliver to a representative designated by TTC the following and immediately thereupon the Remaining Settlement Payment and copy of Authorizing Resolution shall be delivered to Wells and, subject to the provisions of Paragraph 6, below, all of his duties and obligations shall be fulfilled and released:

A. all bank statements, canceled checks, check books and registers, ledgers and other books and records of TTC which are in the custody, control or possession of Wells or his agents or representatives.

B. all tangible assets of TTC in the custody, control or possession of Wells or his agents or representatives, including molds, plugs and forms used in the fabrication of TTC's cone building fiberglass components, filing cabinets, office equipment, models of TTC's cone building, cone building fiberglass components, miscellaneous building hardware and parts, and any warehouse records, receipts or other documents relating to the storage of the tangible assets;

C. all documents of any nature that relate in any way to any patents, trademarks, servicemarks and copyrights (the "Intangible Assets") owned, held or claimed by TTC, including any documents that relate in any way to claims the Intangible Assets by Andrew Brennen, Linda Brennen, or any companies owned or controlled by them.

D.  all stock certificates for preferred or common stock of TTC issued to Wells.

E. subject to paragraph 7, a stock power duly executed in blank by Wells authorizing the transfer of his 1,250,000 shares of common stock of TTC (the "Shares").

F subject to paragraph 7, an assignment duly executed by Wells assigning his options (the "Options") to purchase 2.5 million shares of TTC's common stock to parties to be designated by TTC.

4) TTC represents, warrants and agrees that any person who acquires (the "Acquiring Person") any or all of the Shares or Options (i) shall have such knowledge and experience in financial and business matters to enable the Acquiring Person to understand the merits and risks of an investment in the Shares or Options, as the case may be, (ii) shall have been furnished with and/or given access, prior to acquiring or agreeing to acquire the Shares and/or Options, to the same kind of information concerning TTC and the Shares and/or
Options, as the case may be, as would have been provided in a registration statement on the appropriate form if the Shares and/or Options had been registered under the Securities Act of 1933, as amended (the "Act"), as well as any other information that would be material to a reasonable investor in making a decision to acquire the Shares and/or Options, as the case may be, (iii) shall have been given the opportunity, prior to acquiring or agreeing to acquire the Shares and/or Options, to ask questions and receive answers concerning the foregoing matters and to obtain any additional information that TTC possessed or could obtain without unreasonable effort or expense, (iv) the Acquiring Person shall acquire the Shares and/or Options solely for investment for the Acquisition Person's own account and not as a nominee or agent or otherwise on behalf of any other person, (v) the Acquiring Person shall acquire the Shares and/or Options not with a view to or with any present intention to reoffer, resell, fractionalize, assign, grant any participating in, or otherwise distribute, or act as an underwriter (as defined in Section 2(11) of the Act) with respect to, the Shares or Options, (vi) shall have a restrictive transfer legend placed on the certificates representing the Shares and on the agreement with respect to the Options prohibiting the sale, transfer or other disposition of the Shares and/or the Options, as the case may be, without an effective registration statement under the Act and any applicable state securities laws or an opinion of counsel reasonably satisfactory to TTC that such sale, transfer or disposition may be made in reliance upon an exemption from registration under the Act and any applicable state securities laws, and (vii) the Acquiring Person shall be adequately informed of such limitations on sale, transfer or other disposition prior to acquiring, or agreeing to acquire, the Shares and/or the Options.

5) A report shall be filed under the Securities Exchange Act of 1934, as amended, on Form 8-K or Form 10-Q as soon as reasonably practicable disclosing that Wells has resigned from all positions with TTC as of May 16, 2002 and that Steven Levin has replaced Wells in those positions and such report shall not make any negative statements concerning, or otherwise disparage, Wells or his service to TTC in any capacity.

6)  Wells  hereby  represents,  warrants  and  acknowledges  that:

A. Within two business days of the execution of this First Amendment, he will have delivered to a representative designated by TTC all of the items referenced in Paragraphs 3A, 3b and 3C, above.

B. He has made a full, fair and complete disclosure to TTC of the existence, location and whereabouts of all of the tangible assets of TTC.

C. Upon the delivery of the items referenced in Paragraph 3, above, Wells will no longer have in his custody, control or possession any assets of TTC.

D. Upon the delivery of the items referenced in Paragraphs 3D, 3E and 3F, above, Wells will no longer have any right, title, interest, or claim to any stock, warrants, or options in TTC.

7) Except as modified by this First Amendment, the parties re-adopt and re-affirm the terms and provisions of the Settlement Agreement.

8) This First Amendment may be executed in two or more counterparts, each of which, when taken together, shall constitute one original document. The execution of this First Amendment may be evidenced by the transmission of telecopied or facsimile signatures which will have full binding and legal effect.

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     IN  WITNESS  WHEREOF,  the  parties hereto shall be deemed to have executed this  Agreement  on  the  date  and  year  first  written  above.

WELLS:                         TTC:
/s/ Stephen B. Wells          /s/ Steven Levin
-------------------           ----------------------------
Stephen  B.  Wells            Twistee Treat Corporation

                              By:

                              Steven  Levin,  President

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